EXHIBIT 10.27

JOINT DISBURSEMENT INSTRUCTIONS

FOR CLOSING:  June 21, 2005

The undersigned do hereby:

1.

Acknowledge the acceptance of subscriptions from purchasers representing gross proceeds of $300,000 from the issuance of Promissory Notes of CORD BLOOD AMERICA, INC., a Florida corporation (the “Company”).

2.

Represent that all conditions precedent to closing of the Company’s offering of the Promissory Notes have been satisfied or waived; and direct that David Gonzalez, Esq. disburse the gross proceeds of the offering at the joint direction of the undersigned as follows:

To be disbursed via wire transfer in immediately available U.S. funds, payable to the following parties:

Gross Proceeds:	From Cornell Capital Partners, LP		$300,000

Less Fees:	To Yorkville Advisors Management, LLC
	Commitment Fee (10% of $175,000)	($17,500)
	Commitment Fee (7.5% of $125,000)	($9,375)
	Structuring Fee ($500 x 7)	($3,500)
	Structuring Fee	($5,000)
			($35,375)

	To Kirkpatrick & Lockhart Nicholson Graham, LLP		($20,523.44)
	To Tedder, James, Worden & Associates, P.A.		($44,550.34)

Net Proceeds:	Payable to the Company		$199,551.22

CORD BLOOD AMERICA, INC.	CORNELL CAPITAL PARTNERS, LP

By: Yorkville Advisors, LLC
Its: General Partner

By:	By:

Name: Matthew L. Schissler	Name: Mark Angelo
Its: Chairman and CEO	Its: Portfolio Manager